Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, of our report dated September 17, 2018, relating to the balance sheet of Collier Creek Holdings as of June 30, 2018, and the related statements of operations, changes in shareholder’s equity and cash flows for the period from April 30, 2018 (inception) through June 30, 2018, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
September 17, 2018